UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2007

PFIZER INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3619	13-5315170
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
235 East 42nd Street New York, New York (Address of principal executive offices)
10017 (Zip Code)

Registrant's telephone number, including area code:

(212) 573-2323

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2007, the Board of Directors authorized the Company to enter into agreements whereby Dr. John L. LaMattina, Senior Vice President; President - Pfizer Research and Development, will retire, and Mr. Alan G. Levin, Senior Vice President; Chief Financial Officer, will resign, from the Company when their successors are appointed but no later than December 31, 2007. Dr. LaMattina has served the Company for over 30 years in various capacities, and Mr. Levin has served the Company for over 20 years in various capacities.

It is expected that Dr. LaMattina and Mr. Levin will receive cash severance payments of $3.3 million and $2.0 million, respectively, as well as the other estimated payments and benefits set forth in the table at the bottom of page 73 of the Company’s 2007 Definitive Proxy Statement filed on March 15, 2007. These payments and benefits are in addition to the payments and benefits that Dr. LaMattina and Mr. Levin will receive under the other employee benefit plans and programs of the Company applicable to such employees as described in the Proxy Statement. In addition, it is expected that Dr. LaMattina and Mr. Levin will agree to certain non-competition and cooperation covenants. Once the agreements are final, the Company will file them with the Securities and Exchange Commission.

SIGNATURE

Under the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the authorized undersigned.

PFIZER INC.

By: /s/ Margaret M. Foran Margaret M. Foran
Title: Senior Vice President-Corporate Governance, Associate General Counsel and Corporate Secretary
Dated: May 23, 2007